Exhibit 99.1

PROXY

NAVSIGHT HOLDINGS, INC.

12020 Sunrise Valley Drive

Suite 100

Reston, Virginia 20191

(571) 500-2236

SPECIAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING TO BE HELD ON

             , 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus, dated                 , 2021, in connection with the Special Meeting of Stockholders to be held on                , 2021 at [                ] [a.m.][p.m.], Eastern Time, at [                ], or virtually via live webcast at [                ], and hereby appoints [                ], [                ] and [                ], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Navsight Holdings, Inc. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement/Prospectus.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 10.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on                 , 2021: The notice of special meeting and the accompanying proxy statement/prospectus are available at                 .

FOR	AGAINST	ABSTAIN

Proposal No. 1 — The Business Combination Agreement Proposal

To consider and vote upon a proposal to approve the Business Combination Agreement, dated as of February 28, 2021 (the “Business Combination Agreement”), by and among NavSight, Merger Sub, Spire, and the Founders. The Business Combination Agreement provides that, among other things, (i)(x) Merger Sub will merge with and into Spire, the separate corporate existence of Merger Sub will cease, and Spire will continue as the surviving corporation in the Merger and a wholly owned subsidiary of NavSight and (y) NavSight will change its name to “Spire Global, Inc.”, (ii) each share of Spire Capital Stock outstanding as of immediately prior to the Closing Date (as defined in the Business Combination Agreement) will be cancelled and converted into the right to receive the applicable

☐	☐	☐

portion of shares of NavSight Class A Common Stock as merger consideration (not including the Earnout Consideration described below), (iii) all outstanding options of Spire will be assumed by NavSight and converted into option awards that are exercised for shares of New Spire Class A Common Stock pursuant to an exchange ratio, and (iv) the issuance of shares of New Spire Class B Common Stock to certain founders of Spire. Each Spire Stockholder will receive its applicable portion of 8 million shares of New Spire Class A Common Stock that will be payable in four equal tranches if the trading price of New Spire Class A Common Stock is greater than or equal to $13, $16, $19, or $22 for any 20 trading days within any 30-trading day period on or prior to the date that is five years following the Closing Date (the “Earnout Consideration”), in each case, in accordance with the terms and subject to the conditions of the Business Combination Agreement and certain related agreements as more fully described in the proxy statement/prospectus (the “BCA Proposal”).

	FOR	AGAINST	ABSTAIN

Proposal No. 2 — Organizational Documents Proposal To authorize an increase in the authorized shares of NavSight Common Stock and NavSight Preferred Stock.	☐	☐	☐

	FOR	AGAINST	ABSTAIN

Proposal No. 3 — Organizational Documents Proposal

To authorize certain changes to NavSight’s dual class structure, including providing that the New Spire Class B Common Stock will have nine votes per share on each matter properly submitted to stockholders entitled to vote.

	☐	☐	☐

	FOR	AGAINST	ABSTAIN

Proposal No. 4 — Organizational Documents Proposal

To provide that the New Spire Board be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term.

	☐	☐	☐

	FOR	AGAINST	ABSTAIN

Proposal No. 5 — Organizational Documents Proposal

To authorize all other changes in connection with the replacement of the Organizational Documents with the Proposed Certificate of Incorporation and Proposed Bylaws (as more fully described in the proxy statement/prospectus), including (i) changing New Spire’s name to “Spire Global, Inc.,” (ii) eliminating the waiver of corporate opportunity doctrine, and (iii) adopting Delaware as the exclusive forum for certain stockholder litigation.

	☐	☐	☐

	FOR	AGAINST	ABSTAIN

Proposal No. 6 — Director Election Proposal	☐	☐	☐

To consider and vote upon a proposal, assuming the BCA Proposal and the Organizational Documents Proposals are approved, to elect five directors who, upon consummation of the Business Combination, will be the directors of New Spire.

	FOR	AGAINST	ABSTAIN

Proposal No. 7 — The Stock Issuance Proposal	☐	☐	☐

To consider and vote upon a proposal to approve for purposes of complying with the applicable provisions of Section 312.03 of the NYSE’s Listed Company Manual, the issuance of shares of New Spire Class A Common Stock to the PIPE Investors pursuant to the PIPE Investment and shares of New Spire Class B Common Stock to the Founders pursuant to the Business Combination Agreement, respectively.

	FOR	AGAINST	ABSTAIN

Proposal No. 8 — The Equity Incentive Plan Proposal	☐	☐	☐

To consider and vote upon a proposal to approve the Spire 2021 Equity Incentive Plan.

	FOR	AGAINST	ABSTAIN

Proposal No. 9 — The ESPP Proposal	☐	☐	☐

To consider and vote upon a proposal to approve the Spire 2021 Employee Stock Purchase Plan.

	FOR	AGAINST	ABSTAIN

Proposal No. 10 — The Adjournment Proposal	☐	☐	☐

To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the special meeting.

[    ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: _________________________ 2021

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.